Exhibit 99.4
Disclaimer

Ernst & Young LLP (EY) prepared the attached Report only for Carrier Global Corporation (the "Client") pursuant to an agreement solely between EY and Client. EY did not perform its services on behalf of or to serve the needs of any other person or entity. Accordingly, EY expressly disclaims any duties or obligations to any other person or entity based on its use of the attached Report. Any other person or entity must perform its own due diligence inquiries and procedures for all purposes, including, but not limited to, satisfying itself as to the financial condition and control environment of Client, as well as the appropriateness of the accounting for any particular situation addressed by the Report.

EY did not perform an audit, review, examination or other form of attestation (as those terms are identified by the American Institute of Certified Public Accountants or by the Public Company Accounting Oversight Board) of Client’s financial statements. Accordingly, EY did not express any form of assurance on Client’s accounting matters, financial statements, any financial or other information or internal controls. EY did not conclude on the appropriate accounting treatment based on specific facts or recommend which accounting policy/treatment Client should select or adopt.

The observations relating to accounting matters that EY provided to Client were designed to assist Client in reaching its own conclusions and do not constitute our concurrence with or support of Client’s accounting or reporting. Client alone is responsible for the preparation of its financial statements, including all of the judgments inherent in preparing them.

This information is not intended or written to be used, and it may not be used, for the purpose of avoiding penalties that may be imposed on a taxpayer.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information of Carrier Global Corporation (the “Company”, “Carrier”) and the climate solutions business (the “VCS Business”) of Viessmann Group GmbH & Co. KG (“Viessmann”) as of and for the nine months ended September 30, 2023 and for the twelve months ended December 31, 2022 has been prepared in accordance with Article 11 of Regulation S-X and is derived from Carrier’s historical consolidated financial statements which are included in the September 30, 2023 Quarterly Report on Form 10-Q and the 2022 Annual Report on Form 10-K, respectively, and the VCS Business’s combined financial statements, which have been prepared specifically for the purpose of Carrier’s previously announced acquisition of the VCS Business (the “Acquisition”) and which are included elsewhere in this Form 8-K.

The historical financial statements of Carrier and the VCS Business have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events which are necessary to account for the transactions (the “Transactions”1), in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The pro forma adjustments are based upon available information and certain estimates and assumptions that management believes are reasonable under the circumstances.

The Acquisition will be accounted for as a business combination using the acquisition method with Carrier as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). Under this method of accounting, the total consideration will be allocated to the VCS Business’s assets acquired and liabilities assumed based upon their estimated fair values, with limited exceptions, as of the closing date of the Acquisition. The process of valuing the net assets of the VCS Business at the expected closing date of the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any differences between the fair value of the consideration transferred and the fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the purchase price allocation reflected in this unaudited pro forma condensed combined financial information is preliminary and subject to revision based on a final determination of fair value.

The unaudited pro forma condensed combined financial information is based on the preliminary information available as of the date of the Current Report on Form 8-K (“Form 8-K”) and management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed. The Company will finalize the accounting for the Acquisition as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition. Accordingly, the final purchase accounting assessment may vary based on final analyses of the valuation of assets to be acquired and liabilities to be assumed, particularly in regard to definite-lived intangible assets and deferred tax assets and liabilities, which could be material.

The unaudited pro forma condensed combined financial information and related notes are provided for informational purposes only and do not purport to represent what the combined company’s actual results of operations or financial position would have been had the Acquisition been completed on the dates indicated, nor are they necessarily indicative of the combined company’s future results of operations or financial position for any future period. The unaudited pro forma condensed combined financial information is based on information and assumptions, which are described in the accompanying notes. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein. The results and balances reflected herein are not intended to be a projection of future financial position or results of operations of Carrier following the completion of the Transactions, which may vary materially from the results reflected because of various factors. The unaudited pro forma condensed combined balance sheet is presented as if the Transactions had occurred on September 30, 2023, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the twelve months ended December 31, 2022 are presented as if the Transactions had occurred on January 1, 2022. The unaudited pro forma condensed combined financial information presented herein has been derived from:

1 We refer to the closing of the Acquisition, the Company’s issuance and sale of U.S. dollar and euro denominated notes (the “Notes”) and the Company’s incurrence of borrowings under the Company’s term loan credit agreement (the “Term Loan Credit Agreement”) and bridge facility (the “Bridge Facility”) to fund a portion of the cash purchase price of the Acquisition, and the application of the proceeds of such borrowings, collectively as the “Transactions”.

•
Carrier’s historical unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2023 and the audited consolidated financial statements and accompanying notes for the twelve months ended December 31, 2022, included in the 2023 Quarterly Report on Form 10-Q and the 2022 Annual Report on Form 10-K; and

•
The VCS Business’s unaudited combined financial statements as of and for the nine months ended September 30, 2023 and the audited combined financial statements for the twelve months ended December 31, 2022 prepared specifically for the purpose of the Acquisition, and which are included elsewhere in this Form 8-K.

The following unaudited pro forma condensed combined financial information gives effect to the Transactions, which includes adjustments for the following:

•	Conversion adjustments to convert the VCS Business’s combined financial statements from German GAAP to Carrier’s accounting policies in accordance with U.S. GAAP;

•	Application of the acquisition method of accounting under the provisions of ASC 805 and to reflect estimated consideration of approximately $ 14.2 billion (€ 12.9 billion);

•	The proceeds and uses of the financing arrangements entered into in connection with the Acquisition; and

•	Non-recurring costs incurred and expected to be incurred in connection with the Acquisition.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2023
(U.S. Dollars in millions)

	Carrier Global Corporation (Historical)	VCS Business Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined

Assets
Cash and cash equivalents	3,902	189	(11,165)	3A	8,451	3H	1,373
			(46)	3E	-
			42	3F	-
Accounts receivable, net	3,030	608	-		-		3,638
Contract assets, current	605	-	-		-		605
Inventories, net	2,562	1,018	180	3D	-		3,760
Other assets, current	412	222	(111)	3F	-		523
Total current assets	10,511	2,037	(11,100)		8,451		9,899
Future income tax benefits	712	117	(117)	3G	-		712
Fixed assets, net	2,210	555	203	3B	-		2,968
Operating lease right-of-use assets	577	98	-		-		675
Intangible assets, net	1,100	8	4,619	3C	-		5,727
Goodwill	9,825	3	14,171	3A	-		18,942
			(203)	3B	-
			(4,619)	3C	-
			(180)	3D	-
			1,407	3G	-
			(1,462)	3I	-
Pension and post-retirement assets	29	-	-		-		29
Equity method investments	1,166	-	-		-		1,166
Other assets	414	28	-		-		442
Total Assets	26,544	2,846	2,719		8,451		40,560
Liabilities and Equity
Accounts payable	2,887	251	-		-		3,138
Accrued liabilities	2,832	689	(69)	3F	-		3,452
Contract liabilities, current	496	94	-		-		590
Current portion of long-term debt	134	10	-		475	3H	619
Total current liabilities	6,349	1,044	(69)		475		7,799
Long-term debt	8,651	20	-		7,995	3H	16,666

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2023
(U.S. Dollars in millions)

	Carrier Global Corporation (Historical)	VCS Business Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Future pension and post-retirement obligations	337	74	-		-		411
Future income tax obligations	553	161	1,290	3G	-		2,004
Operating lease liabilities	465	74	-		-		539
Other long-term liabilities	1,687	11	-		-		1,698
Total Liabilities	18,042	1,384	1,221		8,470		29,117
Equity
Common stock	9	-	1	3A	-		10
Treasury stock	(1,972)	-	-		-		(1,972)
Additional paid-in capital	5,517	1,462	3,005	3A	-		8,522
			(1,462)	3I	-
Retained earnings	6,486	-	(46)	3E	(19)	3H	6,421
Accumulated other comprehensive income (loss)	(1,856)	-	-		-		(1,856)
Non-controlling interest	318	-	-		-		318
Total Equity	8,502	1,462	1,498		(19)		11,443
Total Liabilities and Equity	26,544	2,846	2,719		8,451		40,560

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the nine months ended September 30, 2023
(U.S. Dollars in millions, except per share amount)

	Carrier Global Corporation (Historical)	VCS Business Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined

Net sales
Product sales	15,122	2,870	-		-		17,992
Service sales	1,874	333	-		-		2,207
	16,996	3,203	-		-		20,199
Costs and expenses
Cost of products sold	(10,655)	(1,576)	(6)	3AA	-		(12,569)
			(332)	3BB	-
Cost of services sold	(1,392)	(178)	(37)	3BB	-		(1,607)
Research and development	(447)	(140)	-		-		(587)
Selling, general and administrative	(2,336)	(816)	(2)	3AA	-		(3,124)
			40	3FF	-
			(10)	3GG	-
	(14,830)	(2,710)	(347)		-		(17,887)
Equity method investment net earnings	171	-	-		-		171
Other income (expense), net	(648)	(16)	-		-		(664)
Operating profit	1,689	477	(347)		-		1,819
Non-service pension benefit (expense)	-	(1)	-		-		(1)
Interest (expense) income, net	(164)	(8)	9	3EE	(319)	3HH	(482)
Income from operations before income taxes	1,525	468	(338)		(319)		1,336
Income tax (expense) benefit	(524)	(140)	95	3II	65	3KK	(504)
Net income from operations	1,001	328	(243)		(254)		832
Less: Non-controlling interest in subsidiaries' earnings from operations	72	-	-		-		72
Net income attributable to common shareowners	929	328	(243)		(254)		760
Earnings per share
Basic	$1.11		-		-		$0.85
Diluted	$1.09						$0.83
Weighted-average number of shares outstanding
Basic	837						896
Diluted	853						912

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the twelve months ended December 31, 2022
(U.S. Dollars in millions, except per share amount)

	Carrier Global Corporation (Historical)	VCS Business Adjusted (Note 2)	Transaction Accounting Adjustments (Note 3)		Financing Adjustments (Note 3)		Pro Forma Combined
Net sales
Product sales	18,250	3,161	-		-		21,411
Service sales	2,171	419	-		-		2,590
	20,421	3,580	-		-		24,001
Costs and expenses
Cost of products sold	(13,337)	(2,013)	(8)	3AA	-		(16,029)
			(493)	3BB	-
			(178)	3CC	-
Cost of services sold	(1,620)	(173)	(39)	3BB	-		(1,832)
Research and development	(539)	(165)	-		-		(704)
Selling, general and administrative	(2,512)	(794)	(3)	3AA	(19)	3JJ	(3,342)
			(46)	3DD	-
			45	3FF	-
			(13)	3GG	-
	(18,008)	(3,145)	(735)		(19)		(21,907)
Equity method investment net earnings	262	-	-		-		262
Other income (expense), net	1,840	33	-		-		1,873
Operating profit	4,515	468	(735)		(19)		4,229
Non-service pension benefit (expense)	(4)	(2)	-		-		(6)
Interest (expense) income, net	(219)	(8)	8	3EE	(472)	3HH	(691)
Income from operations before income taxes	4,292	458	(727)		(491)		3,532
Income tax (expense) benefit	(708)	(134)	198	3II	115	3KK	(529)
Net income from operations	3,584	324	(529)		(376)		3,003
Less: Non-controlling interest in subsidiaries' earnings from operations	50	-	-		-		50
Net income attributable to common shareowners	3,534	324	(529)		(376)		2,953
Earnings per share
Basic	$4.19		-		-		$3.27
Diluted	$4.10						$3.21
Weighted-average number of shares outstanding
Basic	843						902
Diluted	861						920

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The historical consolidated financial statements for Carrier and combined financial statements for the VCS Business have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are directly attributable to the Transactions and are factually supportable.

Carrier’s historical consolidated financial statements were prepared in accordance with U.S. GAAP and presented in USD, and the VCS Business’s combined financial statements were prepared in accordance with German GAAP and presented in EUR. For purposes of the unaudited pro forma condensed combined financial information, the financial information of the VCS Business has been converted from German GAAP to the accounting policies of Carrier in accordance with U.S. GAAP, translated from EUR to USD and reclassified to conform with Carrier’s financial statement presentation.

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC 805, with Carrier determined to be the accounting acquirer based on preliminary analysis of the Share Purchase Agreement, dated as of Apri1 25, 2023, among the Company, Viessmann and Johann Purchaser GmbH (f/k/a Blitz F23-620 GmbH), a wholly owned indirect subsidiary of Carrier, governing the Acquisition (the “Share Purchase Agreement”), and based on the historical consolidated financial statements of Carrier and the combined financial statements of the VCS Business. Under ASC 805, assets acquired and liabilities assumed in a business combination are recognized and measured at their assumed acquisition date fair value, while transaction costs associated with a business combination are expensed as incurred. The excess of acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill.

    The unaudited pro forma condensed combined balance sheet is presented as if the Acquisition had occurred on September 30, 2023, and the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 and for the twelve months ended December 31, 2022 are presented as if the Acquisition had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information does not reflect any anticipated synergies or dis-synergies, operating efficiencies or cost savings that may result from the Acquisition and integration costs that may be incurred. The pro forma adjustments represent Carrier’s best estimates and are based upon currently available information and certain adjustments, assumptions and estimates that Carrier believes are reasonable under the circumstances.

There were no material transactions between Carrier and the VCS Business during the period presented. Accordingly, adjustments to eliminate transactions between Carrier and the VCS Business have not been reflected in the unaudited pro forma condensed combined financial information presented herein.

For purposes of preparing the unaudited pro forma condensed combined financial information, the historical financial information of the VCS Business and related pro forma adjustments were translated from euro to U.S. Dollars using the following historical exchange rates:

Period of Exchange Rate	$ /€
Closing exchange rate as of September 30, 2023 for Balance Sheet	1.0677
Average exchange rate for the nine months ended September 30, 2023 for Statement of Operations	1.0836
Average exchange rate for the twelve months ended December 31, 2022 for Statement of Operations	1.0535

Note 2. Reclassification and U.S. GAAP Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, management performed an analysis of the VCS Business’s financial information to identify differences in the VCS Business’s combined financial statements from German GAAP to Carrier’s accounting policies in accordance with U.S. GAAP, and differences in financial statement presentation compared to the presentation of Carrier. At the time of preparing the unaudited pro forma condensed combined financial information, Carrier is not aware of any other material differences

Unaudited Condensed Combined Balance Sheet Adjustments
As of September 30, 2023
(Amounts in millions)

Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
Assets
Cash and cash equivalents	Cash on hand and balances at banks	182	194		(5)	(v)	189
Accounts receivable, net	Trade receivables	546	583	5	20	(iv)	608
Inventories, net	Inventories	919	981		10	(ii)	1,018
					4	(iii)
					(3)	(vii)
					21	(xiv)
					5	(x)
Other assets, current	Receivables with affiliated companies	109	116	(5)			222
	Other assets	78	83	22	5	(v)
					1	(iv)
	Deferred charges and prepaid expenses	20	22	(22)	-		-
Total current assets		1,854	1,979	-	58		2,037
Future income tax benefits	Deferred tax assets	28	30	5	32	(i)	117
					(1)	(iii)
					33	(vi)
					3	(vii)
					12	(xiii)
					4	(xv)
					(1)	(x)
Fixed assets, net	Tangible assets	514	549		1	(xvi)	555
					5	(xii)
Operating lease right-of-use assets					98	(vi)	98
Intangible assets, net	Intangible assets	12	13	(1)	(4)	(xii)	8
					-	(xvi)
Goodwill		-	-	1	2	(xii)	3
Pension and post-retirement assets		-	-	-	-	(xiii)	-
Equity method investments		-	-	-			-
Other assets			-	3	24	(vi)	28

Unaudited Condensed Combined Balance Sheet Adjustments
As of September 30, 2023
(Amounts in millions)

Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
					1	(xvi)
	Financial assets	3	3	(3)
Total Assets		2,411	2,574	5	267		2,846
Liabilities and Equity
Accounts payable	Trade payables	221	236	15			251
Accrued liabilities	Other provisions	429	458	(30)	(8)	(viii)	689
					(5)	(ix)
					38	(xiii)
					1	(xvi)
	Liabilities due to affiliated companies	79	84	(15)
	Other liabilities	115	123		25	(vi)
					10	(viii)
					3	(ix)
					2	(xii)
					4	(xiii)
					(1)	(xvi)
Contract liabilities, current	Advance payments received on orders	30	32		21	(xiv)	94
					1	(xvi)
	Deferred income	37	40
Current portion of long-term debt	Bank loans	5	5	(4)	9	(vi)	10

Total current liabilities		916	978	(34)	100		1,044
Long-term debt			-	4	16	(vi)	20
Future pension and post-retirement obligations	Pension and similar obligations	49	52	22			74
Future income tax obligations	Tax provisions	108	115	5	(1)	(i)	161
					1	(ii)
					33	(vi)
					2	(vii)
					1	(ix)

Unaudited Condensed Combined Balance Sheet Adjustments
As of September 30, 2023
(Amounts in millions)

Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
					5	(x)
					-	(xiii)
Operating lease liabilities					74	(vi)	74
Other long-term liabilities	Special item for investment grants	2	3	8	-	(xvi)	11
Total Liabilities		1,075	1,148	5	231		1,384
Equity							-
Additional paid-in capital	Net investment	1,336	1,426	-	33	(i)	1,462
					9	(ii)
					3	(iii)
					6	(iv)
					(1)	(vi)
					(3)	(vii)
					(1)	(viii)
					1	(ix)
					14	(x)
					(1)	(xi)
					2	(xii)
					(30)	(xiii)
					4	(xv)
					-	(xvi)
Total Liabilities and Equity		2,411	2,574	5	267		2,846

Unaudited Condensed Combined Statement of Operations Adjustments
For Nine Months Ended September 30, 2023
(Amounts in millions)

Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
Net sales	Net sales	2,951	3,198	(3,198)			-
Product sales				2,865	6	(xvi)	2,870
					(1)	(viii)
Service sales				333			333
		2,951	3,198	-	5		3,203
Costs and expenses
Cost of products sold				(1,573)	4	(ii)	(1,576)
					2	(iii)
					(2)	(vii)
					(1)	(xiii)
					(6)	(xvi)

Cost of services sold				(177)	(1)	(xiii)	(178)
Research and development				(139)	(1)	(xiii)	(140)
Selling, general and administrative				(815)	(1)	(xiii)	(816)
		-	-	(2,704)	(6)		(2,710)
	Change of inventories of finished and unfinished goods	61	66	(66)			-
	Internally produced and capitalized assets	11	12	(12)			-
	Material expenses	(1,414)	(1,532)	1,532			-
	Personnel expenses	(624)	(676)	676			-
	Depreciation and amortization	(42)	(46)	46			-
Equity method investment net earnings				-			-
Other income (expense), net				(6)	4	(x)	(16)
					(15)	(xvi)
					1	(viii)

	Expenses from profit and loss transfer agreements	(18)	(20)	20

Unaudited Condensed Combined Statement of Operations Adjustments
For Nine Months Ended September 30, 2023
(Amounts in millions)

Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
	Other operating income	78	85	(85)			-

	Other operating expenses	(553)	(599)	599			-
	Income from other securities and loans	-	-	-			-
	Depreciation on financial assets	-	-	-			-
Operating profit		450	488	-	(11)		477
Non-service pension benefit (expense)				-	(1)	(xiii)	(1)
Interest (expense) income, net							(8)
	Interests and similar income	7	8	(16)
	Interests and similar expenses	(15)	(16)	16
Income from operations before income taxes		442	480	-	(12)		468
Income tax expense	Taxes on income	(135)	(146)	-	6	(i)	(140)
					(1)	(ii)
					1	(xiii)
					(1)	(x)
					1	(xv)

Net income from operations		307	334	-	(6)		328
Less: Non-controlling interest in subsidiaries' earnings from operations
Net income attributable to common shareowners	Net income	307	334	-	(6)		328

Unaudited Condensed Combined Statement of Operations Adjustments
For Twelve Months Ended December 31, 2022
(Amounts in millions)

Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
Net sales	Net sales	3,402	3,584	(3,584)			-
Product sales				3,165	(5)	(viii)	3,161
					1	(ix)
Service sales				419			419
		3,402	3,584	-	(4)		3,580
Costs and expenses
Cost of products sold				(2,009)	(3)	(vii)	(2,013)
					2	(ii)
					(3)	(iii)
					(2)	(xiii)
					2	(x)
Cost of services sold				(173)			(173)
Research and development				(164)	(1)	(xiii)	(165)
Selling, general and administrative				(794)			(794)
		-	-	(3,140)	(5)		(3,145)
	Change of inventories of finished and unfinished goods	70	74	(74)			-
	Internally produced and capitalized assets	9	9	(9)			-
	Material expenses	(1,655)	(1,743)	1,743			-
	Personnel expenses	(751)	(791)	791			-
	Depreciation and amortization	(56)	(59)	59			-
Equity method investment net earnings				-			-
Other income (expense), net							33
				29	-
					4	(viii)
					(1)	(iv)
					2	(xii)
					(1)	(ix)
	Expenses from profit and loss transfer agreements	(217)	(229)	-	229	(xi)
	Other operating income	95	100	(100)			-
	Other operating expenses	(665)	(701)	701			-
	Income from other securities and loans	-	-	-			-

Unaudited Condensed Combined Statement of Operations Adjustments
For Twelve Months Ended December 31, 2022
(Amounts in millions)

Carrier Presentation	Historical VCS Business Presentation	Historical VCS Business Euro	Historical VCS Business USD	Reclassification Adjustments USD	U.S. GAAP Adjustments USD	Notes	VCS Business Adjusted USD
	Depreciation on financial assets	-	-	-			-
Operating profit		232	244	-	224		468
Non-service pension benefit (expense)				-	(2)	(xiii)	(2)
Interest (expense) income, net				(8)			(8)
	Interests and similar income	5	6	(6)
	Interests and similar expenses	(13)	(14)	14
Income from operations before income taxes		224	236	-	222		458
Income tax expense	Taxes on income	(121)	(127)	-	(10)	(i)	(134)
					2	(xv)
					1	(iii)
					1	(vii)
					(1)	(xiii)
Net income from operations		103	109	-	215		324
Less: Non-controlling interest in subsidiaries' earnings from operations
Net income attributable to common shareowners	Net income	103	109	-	215		324

Reclassification Adjustments: This column represents the reclassification adjustments that have been applied to the VCS Business’s combined statement of financial position and combined statement of income to conform to Carrier’s financial statements presentation. The VCS Business’s combined statement of income was presented on a total cost basis under German GAAP, whereas Carrier’s historical statement of operations is presented in accordance with U.S. GAAP. The VCS Business's combined financial statements were mapped to Carrier’s financial statement line items and the differences obtained from this were considered as reclassification adjustments.

U.S. GAAP Adjustments:

(i)	To record the impact of differences in the calculation of deferred taxes.

(ii)	To adjust for the impact of different inventory write-down methodologies.

(iii)	To record the impact of change in intra-company profit elimination.

(iv)	To record the impact of differences in methodology for provision for doubtful accounts and other credit losses.

(v)	To reduce the historical VCS Business cash by the amount of restricted cash.

(vi)	To record operating and finance leases right of use assets and liabilities calculated in accordance with U.S. GAAP.

(vii)
To record changes due to reclassification of consignment stocks, exhibition style special stocks and tools to fixed assets and related deferred tax impact. The recognized write-down of those stocks in inventory under German GAAP has been reversed. The respective depreciation was recognized in fixed assets.

(viii)
To reverse the recognized revenue and corresponding expense related to customer loyalty programs that are not yet deemed earned under U.S. GAAP and are deferred as a contract liability, and the related deferred tax impact.

(ix)	To record the reclassification of the long-term portion of contingent loss provisions and adjustments to certain provisions given different threshold criteria.

(x)	To record a reversal in depreciation recorded in finished goods inventory of merchandised products, and the related deferred tax impact.

(xi)
To record the elimination of expenses from profit and loss transfer agreement that comprises the portion of the profits transferred to Viessmann remaining after deduction of the income tax expense regulated by tax allocation agreements.

(xii)	To record the reversal of goodwill amortized under German GAAP and separately an unrelated failed sale and leaseback by recording the capitalization and amortization of the related fixed asset.

(xiii)	To record the difference in pension valuation from German GAAP to U.S. GAAP, and corresponding deferred tax adjustment.

(xiv)	To reverse the inventory reduction recorded under German GAAP and record a contract liability for prepayment on customer contracts.

(xv)	To record an adjustment due to the different treatment of consolidated tax group for income tax purposes.

(xvi)	To record the difference in treatment for accounting for hyperinflationary economies between German GAAP to U.S. GAAP.

Note 3. Transaction Accounting and Financing Adjustments

The Acquisition will be accounted for using the acquisition method of accounting in accordance with ASC 805, which requires, among other things, that the assets acquired and liabilities assumed be recognized at their acquisition date fair values, with any excess of the consideration transferred over the estimated fair values of the identifiable net assets acquired recorded as goodwill.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(A)
The adjustment reflects the preliminary estimated fair value of consideration transferred comprised of the Cash Consideration and Share Consideration (as each defined in the Share Purchase Agreement). Cash Consideration was translated from euro to U.S. Dollars based on an exchange rate of $1.0962 per €1.

In accordance with the Share Purchase Agreement, Carrier is required to settle the outstanding intercompany balance owed by the VCS Business to Viessmann upon consummation of the Acquisition. As of the date of the closing statement, all of the intercompany balances between the VCS Business and Viessmann have been settled.

USD in millions
Cash Consideration	$11,165
Share Consideration	$3,006
Preliminary estimated fair value of consideration transferred	$14,171

Share Consideration of approximately $3,006 million is based on 58,608,959 shares to be delivered, the Company’s closing share price of $56.99 on December 19, 2023, and a discount for the issuance of unregistered shares. The fair value of the Share Consideration portion of the purchase price will depend on the market price of the Company’s common shares when the acquisition is consummated. The Company believes that a 10% fluctuation in the market price of its common stock is reasonably possible based on historical volatility, and the potential effect on purchase price would be:

	Carrier’s share price	Purchase price (equity portion)
Share price considered	$56.99	$3,006
10% Increase	62.69	3,307
10% Decrease	51.29	2,706

The following table summarizes the allocation of preliminary purchase price:

USD in millions
Cash and cash equivalents	$231
Accounts receivable, net	608
Inventories, net	1,198
Other assets, current	111
Future income tax benefits	-
Fixed assets, net	758
Operating lease right-of-use assets	98
Intangible assets, net	4,627
Pension and post-retirement assets	-
Other assets	28
Total assets	$7,659
Accounts payable	251
Accrued liabilities	620
Contract liabilities, current	94
Current portion of long-term debt	10
Long-term debt	20
Future pension and post-retirement obligations	74
Future income tax obligations	1,451
Operating lease liabilities	74
Other long-term liabilities	11
Total liabilities	$2,605
Net assets acquired	$5,054
Goodwill	9,117
Preliminary estimated fair value of consideration transferred	$14,171

The preliminary purchase accounting was based on a benchmarking analysis of similar transactions in the industry and other limited valuation procedures performed in order to identify value allocations of the Acquisition consideration to assets acquired and liabilities assumed, including intangible assets, step-up in the value of inventory, and real and personal property assets. The final purchase consideration allocation will be determined when the Company completes the detailed valuations and necessary calculations and will be completed as soon as practicable within the measurement period in accordance with ASC 805, but in no event later than one year from the Acquisition. The final Acquisition consideration allocation may be materially different than that reflected in the preliminary estimated Acquisition consideration allocation presented herein. Any increase or decrease in fair values of the net assets as compared with the unaudited pro forma condensed combined financial information may change the amount of the total Acquisition consideration allocated to goodwill and other assets and liabilities and may impact the combined company’s statement of operations due to adjustments in the depreciation and amortization of the adjusted assets.

(B)	Reflects the preliminary estimated fair value adjustment to fixed assets, net acquired in the Acquisition, as shown in the table below. The fair value of fixed assets, net is subject to change.

USD in millions	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value
Land	n/a	$62
Buildings and improvements	3 to 22	213
Machinery, tools and equipment	5 to 8	320
Other, including assets under construction	4 to 45	163
Fixed assets, net		$758
Less: VCS Business's Adjusted Fixed assets, net		(555)
Pro Forma adjustment		$203

(C)
Reflects the preliminary estimated fair value adjustment to the identifiable intangible assets acquired in the Acquisition, as shown in the table below. The fair value of intangible assets is subject to change.

USD in millions	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value
Customer relationships	15	$3,256
Trademark	40	715
Technology	7	502
Backlog	1	154
Identifiable intangible assets, net		$4,627
Less: VCS Business's Adjusted Intangible assets, net		(8)
Pro Forma adjustment		$4,619

(D)
The adjustment reflects a step up in fair value to the VCS Business’s finished goods and work-in process inventory. The calculation of fair value is preliminary and subject to change. The preliminary estimated fair value of inventories, net, was determined based on the estimated selling price of the inventory, less the remaining manufacturing and selling costs and a normal profit margin on those manufacturing and selling efforts, as shown in the table below.

USD in millions
Inventories	$1,198
Less: VCS Business’s Adjusted Inventories, net	(1,018)
Pro Forma adjustment	$180

(E)
To reflect Carrier’s estimated transaction costs of $46 million consisting of advisory, legal, accounting and auditing fees and other professional fees, that have not been recognized and accrued in the historical financial statements of Carrier and the VCS Business. These costs are recorded as a reduction in cash and retained earnings.

(F)
Reflects (i) the elimination of $111 million of receivables recorded within “Other assets, current” from Viessman; (ii) the elimination of $69 million of payables to Viessman recorded within “Accrued liabilities; and (iii) an increase to “Cash and cash equivalents” of $42 million which represents the net effect of the amounts settled amongst the VCS Business and Viessman on or prior to close of the Acquisition.

(G)
Reflects estimated deferred taxes related to the purchase price allocation and income tax impact effect related to the pro forma adjustments in the balance sheet resulting from step-up in inventory, fixed assets and intangible assets. These tax-related adjustments are based upon an estimated blended tax rate of 28.1% on adjustments.

(H)	Reflects the impact of the financing for the Transactions and related debt issuance costs. The impact on other current liabilities and long-term debt have been adjusted for the following:

USD in millions	Current portion of long-term debt/ Other current liabilities	Long-term debt	Total
Bridge Facility	$475	$-	$475
USD Notes
5.8000% notes due 2025		1,000	1,000
5.9000% notes due 2034		1,000	1,000
6.2000% notes due 2054		1,000	1,000
Euro Notes
4.375% notes due 2025		801	801
4.125% notes due 2028		801	801
4.500% notes due 2032		907	907
Term Loan Credit Agreement		2,521	2,521
Total Principal balance from incremental Bridge Facility, Notes and Term Loan Credit Agreement	$475	$8,030	$8,505
New deferred debt issuance costs for Term Loan Credit Agreement and other debt	-	(54)	(54)
Pro Forma adjustment	$475	$7,976	$8,451

The long-term debt is further adjusted by $19 million to expense debt issuance cost which is capitalized in the historical financial statements.

(I)
To adjust the VCS Business’s historical financial statements to give pro forma effect to events in connection with the Acquisition that include the elimination of the VCS Business’s historical additional paid in capital of $1,462 million.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(AA)
Reflects incremental depreciation expense included in cost of products sold of $6 million and $8 million and selling, general, and administrative expenses (“SG&A”) of $2 million and $3 million related to step-up in value of PP&E acquired for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.

USD in millions	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value	Depreciation for the nine months ended September 30, 2023	Depreciation for the twelve months ended December 31, 2022
Land	n/a	$62	n/a	n/a
Buildings and improvements	3 to 22	213	8	11
Machinery, tools and equipment	5 to 8	320	35	45
Other, including assets under construction	4 to 45	163	5	7
Total Depreciation expense on additional Fixed assets, net			$48	$63
Less: VCS Business’s Adjusted Depreciation expense			(40)	(52)
Pro Forma adjustment			$8	$11

(BB)
Reflects incremental amortization expense related to the fair value of identifiable intangible assets acquired. The adjustment included in cost of products sold is $332 million and $493 million for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively. The adjustment included in cost of services sold is $37 million and $39 million for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.

USD in millions	Estimated Useful life (in years)	Preliminary Estimated Asset Fair Value	Amortization expense for the nine months ended September 30, 2023	Amortization expense for the twelve months ended December 31, 2022
Customer relationships	15	$3,256	$266	$288
Trademark	40	715	30	35
Technology	7	502	78	65
Backlog	1	154	-	152
Amortization expense			$374	$540
Less: VCS Business’ Adjusted Amortization expense			$(5)	$(8)
Pro Forma adjustment			$369	$532

The acquired Customer relationships, Trademark and Technology will be amortized based on the pattern in which the economic benefits of the intangible assets are expected to be realized. Based on the assumed acquisition date of September 30, 2023, the expected impact on operating results for the five years following the Acquisition is as follows:

	Twelve months ended December 31,
USD in millions	2024	2025	2026	2027	2028
Customer relationships	$380	$358	$317	$281	$245
Trademark	42	43	44	43	42
Technology	$117	$106	$81	$44	$13

(CC)	To reflect the amortization of the preliminary estimated increase in fair value of “Inventories, net” of $178 million, as the inventory is expected to be sold within one year of the acquisition date.

(DD)
To reflect Carrier’s estimated transaction costs of $46 million in the twelve months ended December 31, 2022. This amount consists of advisory, legal, accounting and auditing fees and other professional fees, that have not been recognized and accrued in the historical financial statements of Carrier and the VCS Business. This is a non-recurring item.

(EE)	To reflect reversal of interest expense related to intercompany financing as per adjustment (F) above.

(FF)
To record the reversal of the historical royalty fee of $40 million and $45 million paid by the VCS Business to Viessmann recorded in the VCS Business’s combined financial statements for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.

(GG)
To record the new royalty fee of $10 million and $13 million pursuant to the License Agreement for use of “Viessmann” trademarks in connection with the VCS Business for the nine months ended September 30, 2023 and twelve months ended December 31, 2022, respectively.

(HH)
The following adjustments to interest expense reflect the estimated interest expense and financing costs amortization to be incurred by Carrier as a result of the financing and amortization of fees paid for the borrowings under the Term Loan Credit Agreement, the Notes and the Euro Notes:

USD in millions	Interest expense for the nine months ended September 30, 2023	Interest expense for the twelve months ended December 31, 2022
Bridge Facility	$-	$5
USD Notes
5.8000% notes due 2025	44	58
5.9000% notes due 2034	44	59
6.2000% notes due 2054	46	62
Euro Notes
4.375% notes due 2025	18	35
4.125% notes due 2028	25	33
4.500% notes due 2032	30	41
Term Loan Credit Agreement	104	167
Total Bridge Facility, Notes and Term Loan Credit Agreement (excluding amortization of debt issuance costs)	$311	$460
Amortization of debt issuance costs related to new Bridge Facility, Notes and Term Loan Credit Agreement	8	12
Pro forma adjustment	$319	$472

 The Term Loan Credit Agreement above carries a variable rate of interest. The assumed interest rate for this purpose is 6.62%. An increase/decrease of 1/8th percent in the estimated effective interest rate on Term Loan Credit Agreement would change the interest expense by $2 million and $3 million for the nine months ended September 30, 2023 and the twelve months ended December 31, 2022 respectively.

(II)
Reflects the estimated income tax impact of the pro forma adjustments related to transaction accounting adjustments. For taxable VCS Business’s transaction accounting adjustments, a blended tax rate of 28.1% is used. For Carrier’s taxable transaction accounting adjustments, a blended tax rate of 23.5% is used. The amounts are adjusted for certain non-deductible advisory fees.

(JJ)	Reflects the one-time cost incurred of $19 million related to the debt issuance cost not capitalized in (HH) above, related to the loans that were ultimately not used to finance the Transactions.

(KK)
Reflects the estimated income tax impact of the pro forma adjustments related to the issuance of new debt. Tax-related adjustments are based upon a blended tax rate of 23.5%, adjusted for the impact of a reduction in foreign tax credit utilization.

Note 4. Earnings Per Share

The following tables set forth the computation of pro forma basic and diluted earnings per share for the nine months ended September 30, 2023, and for the twelve months ended December 31, 2022. Weighted average number of common shares outstanding (basic and diluted) include 58,608,959 shares, which are expected to be issued as part of consideration for the Acquisition.

USD in millions, except per share amounts	Nine months ended September 30, 2023	Twelve months ended December 31, 2022
Numerator (Basic and Diluted):
Pro Forma combined net income	$760	$2,953
Denominator (in millions):
Historical weighted average shares outstanding – Basic	837	843
Pro forma adjustment for shares issued	59	59
Weighted average common shares outstanding – Basic:	896	902
Historical weighted average shares outstanding – Diluted	853	861
Pro forma adjustment for shares issued	59	59
Weighted average common and potential common shares outstanding – Diluted:	912	920
Pro Forma earnings per share:
Earnings per share – Basic	$0.85	$3.27
Earnings per share – Diluted	$0.83	$3.21